Jameson Stanford Closes Series B Bridge Financing

LAS VEGAS, NV — (Marketwired / October 24, 2013) — Jameson Stanford Resources Corporation (OTCQB: JMSN) (the “Company”), an emerging metals and minerals exploration company, announced that it has closed $500,000 of Series B Convertible Redeemable Promissory Notes (“Series B Notes”). The Series B Notes are due October 31, 2015.

The Series B Notes are secured by the Company’s mining claims and mineral leases related to the Chopar Mining property, Star Mining District, located in Beaver County, Utah. The Series B Notes share the security interest on a pari passu basis with $500,000 of Series A convertible redeemable promissory notes issued on August 19, 2013, and with $500,000 of Series B Notes that are currently being offered for sale by the Company on similar terms. The proceeds of this financing will be used primarily to fund the Company’s ongoing mineral exploration activities and for general working capital purposes.

“This Series B Notes closing augments the Company’s capital funding for our minerals exploration activities at the Star Mountain project,” said Michael Stanford, President and Chief Executive Officer of Jameson Stanford Resources. “We remain confident in our belief that our ongoing exploration activities at the Wild Bill Mine site will allow us to begin operations in late 2013. We are continuing our exploration activities as we secure additional financing.”

About Jameson Stanford Resources Corp.

Jameson Stanford Resources is focused on exploring significant mining claims, mineral leases and excavation rights for projects located in historic mining districts and other sites in southwestern and central Utah. The Company is presently engaged in exploration activities in connection with copper, gold, silver and base metals properties located in historic mining districts in Beaver County and Juab County, Utah. In addition, Jameson Stanford Resources has acquired excavation rights and special permitting related to deposits of alluvial minerals and silica sand located in Weber County, Utah.

For more information, visit: www.JamesonStanford.com

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Safe Harbor Forward-Looking Statements

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Jameson Stanford Resources Corporation, is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning the presence of minerals and our ability to mine and process minerals commercially at a profit.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact:

Jameson Stanford Resources Corporation
Las Vegas, NV
www.JamesonStanford.com
702-933-0808
IR@JamesonStanford.com

Mission Investor Relations
Atlanta, GA
www.MissionIR.com
404-941-8975
Investors@MissionIR.com